UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
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NVE Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

June 20, 2016

Fellow Shareholders:

We cordially invite you to attend our 2016 Annual Meeting of Shareholders. The meeting will be held at the SpringHill Suites by Marriott, 11552 Leona Road, Eden Prairie, Minnesota, 55344, on Thursday, August 4, 2016 at 3:30 p.m. Central Daylight Time.

The items of business are described in our Proxy Statement.

There is a map with directions to the Annual Meeting in our Proxy Statement if you plan to attend the meeting and vote in person. You may also call us at (952) 829-9217 during normal business hours for directions to the Annual Meeting.

Thank-you for your support of NVE Corporation.
Sincerely,
Curt A. Reynders
Chief Financial Officer and Secretary

www.nve.com/AnnualReports

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 4, 2016:
1) The Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, 2) Shareholder Letter, and 3) Annual Report on Form 10-K for the year ended March 31, 2016 are available at www.nve.com/AnnualReports.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, AUGUST 4, 2016

GENERAL INFORMATION

VOTING INFORMATION

VOTING METHODS

EQUITY COMPENSATION PLAN INFORMATION

SECURITY OWNERSHIP

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Hedging Prohibitions
Board Leadership Structure and Role in Risk Oversight
Board Independence
CEO Succession Planning
Meeting Attendance and Executive Sessions of Independent Directors
Board Committees
Audit Committee Report
Director Qualifications
The Role of Diversity in Choosing Board Candidates
Shareholder Nominees
Shareholder Communications With the Board and Director Attendance at Annual Meetings
Code of Ethics
Director Compensation

PROPOSAL 2. ADVISORY RESOLUTION REGARDING NAMED EXECUTIVE OFFICER COMPENSATION

EXECUTIVE OFFICERS OF THE COMPANY

COMPENSATION EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year End
Option Exercises and Stock Vested
Setting Named Executive Officers’ Compensation
Compensation Clawbacks

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

COMPENSATION COMMITTEE REPORT

PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE DISCLOSURE
Fees Billed to Us by Our Independent Registered Public Accounting Firm During Fiscal 2016 and 2015
Audit Committee Independence and Preapproval Policy

MAP TO THE 2016 ANNUAL MEETING

i

11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, AUGUST 4, 2016
GENERAL INFORMATION

      This Proxy Statement is furnished to shareholders of NVE Corporation, a Minnesota corporation (“NVE” or the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of shareholders to be held on Thursday, August 4, 2016 at 3:30 p.m. Central Daylight Time at the SpringHill Suites by Marriott, 11552 Leona Road, Eden Prairie, Minnesota, 55344, and at any adjournment or postponements of the meeting (the “2016 Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed or made accessible to our shareholders on the Internet on or about June 20, 2016.

Annual Meeting Admission
     Proof of ownership (such as a recent brokerage statement or letter from your broker) and a form of photo identification are required for admission to the 2016 Annual Meeting.

“Householding” of Documents
     We are sending only one Letter to Shareholders, Annual Report on Form 10-K, Proxy Statement, and Notice of Internet Availability of Proxy Materials to eligible shareholders who share a single address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If registered shareholders residing at addresses with other registered shareholders wish to receive separate annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials in the future, they may contact Curt A. Reynders, our Secretary, at telephone number (952) 829-9217, or by mail to the address at the top of this page. You can also request delivery of single copies of our documents if you are receiving multiple copies.

Other Matters and Proposals of Shareholders
     Our Board is not aware that any matter other than those described in this Proxy Statement will be presented for action at the 2016 Annual Meeting. If, however, other matters do properly come before the 2016 Annual Meeting, the persons named in our vote form intend to vote the proxied shares in accordance with their best judgment on those matters. If any matters properly come before the shareholders at our 2016 Annual Meeting, but we did not receive notice of it prior to May 7, 2016, the persons named in our vote form for the 2016 Annual Meeting will have the discretion to vote the proxied shares on such matters in accordance with their best judgment.

     Proposals of shareholders intended to be presented at our next annual meeting of shareholders must have been received by our Secretary at our executive offices in Eden Prairie, Minnesota, no later than February 22, 2016 for inclusion in our proxy statement and proxy relating to that annual meeting. Proposals must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest the proposal be submitted by certified mail with return receipt requested. On receiving any such proposal, we will determine whether or not to include it in our proxy statement and proxy in accordance with the regulations governing the solicitation of proxies. Shareholders who intend to present a proposal at our next annual meeting of shareholders without including such proposal in our proxy statement must provide us with notice of such proposal no later than May 7, 2016. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
VOTING INFORMATION

     Only shareholders of record at the close of business on June 10, 2016 are entitled to execute proxies or to vote at the 2016 Annual Meeting. As of that date there were outstanding 4,835,010 shares of our common stock, $0.01 par value per share (“Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to the matters mentioned in this Proxy Statement and any other matters that may properly come before the 2016 Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote are required to constitute a quorum at the 2016 Annual Meeting. In accordance with Minnesota law, the affirmative vote of a plurality of the voting power of the Common Stock present, in person or by proxy, and entitled to vote at the 2016 Annual Meeting, is required to approve Proposal 1. If there is not a quorum at the 2016 Annual Meeting, our Bylaws specify that each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. The affirmative vote of a majority of the voting power is required to approve Proposals 2 and 3. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the 2016 Annual Meeting. Broker non-votes will not be counted toward determining whether each proposal has been approved.

Solicitation and Revocability of Proxies
     We will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by our directors, officers, and regular employees personally or by telephone, but these people will not be specifically compensated for those services.

     Proxies are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it either by submitting a new vote form or by completing a ballot at the meeting at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the 2016 Annual Meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of Proposals 1 and 3 described in this proxy statement. Persons who hold shares through a broker or other intermediary should consult that party for the procedures to be used for revoking a vote.

VOTING METHODS

     If you are a shareholder through a broker or bank, you may vote your shares by mail, Internet, or via telephone. If you are a shareholder of record, you may vote your shares by mail only. If at the close of business on June 10, 2016 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a shareholder of record.

Voting by Mail
     To vote by mail, mark your selections on the vote form, date and sign your name exactly as it appears on your vote form, and mail the vote form in the enclosed postage-paid envelope.

Internet or Telephone Voting
     If you are a shareholder through a broker or bank, you may vote via Internet or telephone by following the instructions in the Notice Regarding the Availability of Proxy Materials. Internet and telephone voting is available 24 hours per day until 11:59 p.m., Eastern Daylight Time, on August 3, 2016. You may also revoke your proxy at any time before the 2016 Annual Meeting.

Electronic Enrollment
     If you are a shareholder through a broker or bank, you can enroll to receive notice of future meetings via e-mail at www.investordelivery.com.

EQUITY COMPENSATION PLAN INFORMATION

     We have no securities to be issued under equity compensation plans not approved by our shareholders. The following table summarizes Common Stock that may be issued as of March 31, 2016 on the exercise of options under our 2000 Stock Option Plan, as amended:

Plan Category	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	21,000	$52.85	147,230
Equity compensation plans not approved by security holders	-	-	-
Total at March 31, 2016	21,000	$52.85	147,230

SECURITY OWNERSHIP

     The following table shows the number of our shares of Common Stock beneficially owned as of June 10, 2016 by (i) each person or group known by us to beneficially own more than five percent of our outstanding Common Stock, (ii) each director, (iii) each named executive officer set forth in the summary compensation table, and (iv) all of the directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Common Stock Outstanding

Mairs and Power, Inc. 332 Minnesota St. W-1520, St. Paul, MN 55101	526,672	(2)	10.9%

Trigran Investments, Inc. 630 Dundee Rd., #230, Northbrook, IL 60062	483,594	(3)	10.0%

Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067	448,376	(4)	9.3%

Conestoga Capital Advisors LLC 259 N. Radnor Chester Rd., Suite 120, Radnor, PA 19087	328,627	(5)	6.8%

Wellington Management Group LLP 280 Congress Street, Boston, MA 02210	313,188	(6)	6.5%

BlackRock Institutional Trust Company, N.A. 400 Howard Street, San Francisco, CA 94105	277,855	(7)	5.7%

Daniel A. Baker	81,186		1.7%

Curt A. Reynders	10,228		*

Terrence W. Glarner	10,200	(8)	*

Patricia M. Hollister	11,040	(9)	*

Richard W. Kramp	2,000	(10)	*

Gary R. Maharaj	2,000	(10)	*

All directors and named executive officers as a group (6 persons)	116,654		2.4%

*Less than 1%
(1)	Includes shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown in the table above.

(2)	Based on information contained in Schedule 13F filed with the SEC on May 16, 2016. According to Schedule 13G/A filed with the SEC on February 12, 2016, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of NVE Corporation, and the interest of one person, Mairs and Power Growth Fund amounted to 348,891 shares or 7.3% of the total outstanding Common Stock at December 31, 2015.

(3)	Based on information contained in Schedule 13F with the SEC on May 10, 2016. According to Schedule 13G/A filed with the SEC on February 11, 2016, Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, and Bradley F. Simon have shared voting and dispositive power for all shares. Furthermore, Douglas Granat, Lawrence A. Oberman, Steven G. Simon, and Bradley F. Simon are the controlling shareholders and sole directors of Trigran Investments, Inc. and thus may be considered beneficial owners of shares beneficially owned by Trigran Investments, Inc.

(4)	Based on information contained in Schedule 13F filed with the SEC on May 13, 2016.
(5)	Based on information contained in Schedule 13F filed with the SEC on April 8, 2016.
(6)	Based on information contained in Schedule 13F filed with the SEC on May 13, 2016. According to Schedule 13G filed with the SEC on February 11, 2016, the securities are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, which was an investment adviser to these clients as of December 31, 2015.

(7)	Based on information contained in Schedule 13Fs filed by BlackRock Institutional Trust Company, N.A. and subsidiaries with the SEC on or about May 10, 2016. According to Schedule 13G/A filed with the SEC on January 27, 2016, various persons have the right to receive the proceeds from the sale of the stock.

(8)	Includes 7,000 shares issuable upon the exercise of options that are currently exercisable.
(9)	Includes 10,000 shares issuable upon the exercise of options that are currently exercisable.
(10)	Consists solely of shares issuable upon the exercise of options that are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

      Our Audit Committee reviews and approves our proxy statement and the information it contains.

     Since April 1, 2015, there has not been any transaction, or is there any currently proposed transaction, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest.

Review and Approval of Related Party Transactions
     The audit committee is responsible for reviewing and approving (with the concurrence of a majority of the disinterested members of the Board of Directors) any related party and affiliated party transactions as provided in the Amended and Restated Audit Committee Charter adopted by the Board of Directors of NVE Corporation on May 15, 2008. In addition, NASDAQ Listing Rule 5630(a) provides that all related party transactions must be reviewed for conflicts of interest by the audit committee. In accordance with policies adopted by the audit committee, the following transactions must be presented to the audit committee for its review and approval:
1.	Any transaction in which the Company was or is to be a participant (within the meaning of Securities and Exchange Commission (SEC) Regulation S-K, Item 404(a)), and a related person (as defined in Regulation S-K Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K Item 404(a)).
2.	Any contract or other transaction between the Company and one or more directors of the Company, or between the Company and an organization in or of which one or more directors of the Company are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes, Section 302A.255.

     In addition to the Company’s Board of Directors complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the audit committee. If a proposed transaction covered by the policy involves a member of the audit committee, such member may not participate in the audit committee’s deliberations concerning, or vote on, such proposed transaction. Prior to approving any proposed transaction covered by the policy, the following information concerning the proposed transaction will be fully disclosed to the audit committee:
1.	The names of all parties and participants involved in the proposed transaction, including the relationship of all such parties and participants to the Company and any of its subsidiaries.
2.	The basis on which the related person is deemed to be a related person within the meaning of Regulation S-K Item 404(a), if applicable.
3.	The material facts and terms of the proposed transaction.
4.	The material facts as to the interest of the related person in the proposed transaction.
5.	Any other information the audit committee requests concerning the proposed transaction.

     The audit committee may require that all or any part of such information be provided to it in writing. The audit committee may approve only those transactions covered by the policy that a majority of the members of the audit committee in good faith determine to be (i) fair and reasonable to the Company, (ii) on terms no less favorable than could be obtained by the Company if the proposed transaction did not involve a director or the related person, and (iii) in the best interests of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us during, or with respect to, the fiscal year ended March 31, 2016, all reports were filed with the SEC on a timely basis.

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

     There are five nominees to the Board, all of whom are presently directors of the Company and have been nominated for election by the Board. Ms. Hollister has informed us that she expects to retire from her current position at TEL FSI effective July 1, 2016. Under our Governance Guidelines, directors must submit a letter of resignation on any change in their principal business or other activity in which the director was engaged at the time of his or her election. Ms. Hollister submitted such a letter, and in accordance with our Guidelines, our Nominating and Corporate Governance Committee reviewed whether her qualifications following her termination of employment were consistent with our criteria for Board membership. The Committee voted (with Ms. Hollister recused) to include her as a nominee and to recommend to the Board that her resignation not be accepted. The Board followed the Committee’s recommendation and voted unanimously, with Ms. Hollister recused, not to accept Ms. Hollister’s resignation so that she may continue to serve as a director pending the Annual Meeting vote.

     All directors, including Ms. Hollister, are to be elected at the Annual Meeting to serve until the 2017 annual meeting of shareholders. The Board has no reason to believe that any of the nominees will be unable to serve as a director. The individuals named as proxies intend to vote for the nominees listed in this proxy statement. If any nominee should be unable to serve as a director, the individuals named as proxies intend to vote for the election of such person or persons as the Board may recommend.

     Biographical information is provided as follows:

      Terrence W. Glarner, age 73, has been a director since 1999 and Chairman of the Board since January 2001. Since 1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company. Mr. Glarner is also a director of Bremer Financial Corp., a privately held company. He has served as a director of two other publicly traded companies in the past five years, FSI International, Inc. and Aetrium Inc. Mr. Glarner has a B.A. in English from the University of St. Thomas, a J.D. from the University of Minnesota School of Law, and is a Chartered Financial Analyst. Mr. Glarner’s extensive experience as a director of publicly traded companies, his experience as a director of semiconductor industry companies, his financial expertise, and his legal training qualify him to serve as Chairman of the Board.

     Daniel A. Baker, age 58, has been a director and NVE’s President and CEO since 2001. Dr. Baker has more than 35 years of executive and engineering experience. From 1993 until joining NVE he was President and CEO of Printware, Inc., now known as Printware LLC, which manufactures and markets high-speed imaging systems. Prior to being named President and CEO, he was Printware’s Vice President of Sales, Marketing, and Product Development. He was a Printware director from 1993 until June 2000. Printware was publicly traded beginning with its initial public stock offering in 1996 through Dr. Baker’s tenure. He also served as Director of Electronic Development for Minntech Corporation (now known as Medivators Inc., a Cantel Medical Company) and Director of Engineering for Percom Data Corporation. Dr. Baker holds a Ph.D. in biomedical engineering and an MBA from the University of Minnesota, and a B.S. in biomedical engineering from Case Western Reserve University. Dr. Baker’s more than 30 years experience as an executive in publicly traded technology companies, his understanding of our business gained through his role as our President and CEO, and his educational background in engineering and finance qualify him to serve as a director.

     Patricia M. Hollister, age 56, has been a director since 2004. She is Director of Finance for TEL FSI, Inc. TEL FSI designs, manufactures, markets, and supports equipment used in the fabrication of microelectronics. She expects to retire from her position at TEL FSI effective July 1, 2016. Ms. Hollister served as chief financial officer of FSI International Inc. (“FSI”) from 1998 until it was acquired by TEL in October 2012. FSI was publicly traded until it was acquired. Prior to joining FSI in 1995, Ms. Hollister was employed by KPMG LLP, where she served for more than 12 years on various audit and consulting engagements, most recently as a Senior Manager. Ms. Hollister holds a B.S. in Accounting from St. Cloud State University. Her experience in the semiconductor industry, her experience as an executive officer of a publicly traded company, her experience with audits of publicly traded companies, and her educational background in accounting qualify her to serve as a director and Audit Committee chair.

     Richard W. Kramp, age 70, has been a director since August 2014. Mr. Kramp was the CEO and a director of Synovis Life Technologies, Inc., a diversified medical device company, from January 2007 to February 2012. Synovis was publicly traded until it was purchased by Baxter International, Inc. in February 2012. Mr. Kramp served as President of Synovis from June 2006 to January 2007, and from August 2004 to May 2006, he served as President and Chief Operating Officer of the former interventional business unit of Synovis. Prior to joining Synovis, Mr. Kramp served as the President and Chief Operating Officer of Medical CV, Inc., a medical-device company, and before that, as its Vice President of New Product Development. From 1988 to 2003, Mr. Kramp served as President and Chief Operating Officer, and then President and CEO, as well as a director of ATS Medical, Inc. (now part of Medtronic, Inc.). Mr. Kramp served as Vice President of Sales and Marketing for St. Jude Medical, Inc., from 1981 to 1988. Prior to that, Mr. Kramp held engineering positions with Cardiac Pacemakers, Inc. (now part of Boston Scientific, Inc.). He is also a director of Vascular Solutions, Inc., a publicly traded medical device company. He is also a director of AUM Cardiovascular, a privately held early stage medical device company, and previously served on the board of Rochester Medical Corporation when it was a publicly held medical device company. Mr. Kramp holds a Bachelor’s Degree in Electrical Engineering from Marquette University. Mr. Kramp’s extensive experience in the medical device industry, his director, executive, sales, marketing, and engineering experience, and his engineering education qualify him to serve as a director.

     Gary R. Maharaj, age 52, has been a director since August 2014. Mr. Maharaj has been a director, President, and CEO of SurModics, Inc. since December 2010. SurModics is a publicly traded company that provides technologies to enable the performance and enhance the functionality of medical devices and in vitro diagnostics. Prior to joining SurModics, Mr. Maharaj served as President and CEO of Arizant Inc., a provider of patient temperature management systems in hospital operating rooms, from 2006 to 2010. Previously, Mr. Maharaj served in several senior level management positions for Augustine Medical, Inc. (predecessor to Arizant Inc.) from 1996 to 2006, including Vice President of Marketing, and Vice President of Research and Development. Mr. Maharaj holds an MBA from the University of Minnesota, an M.S. in biomedical engineering from the University of Texas at Arlington and the University of Texas Southwestern Medical Center at Dallas, and a B.Sc. in Physics from the University of the West Indies. Mr. Maharaj’s over 25 years experience in the medical technology industry, his experience as an executive officer and director of a publicly traded company, and his scientific and engineering education qualify him to serve as a director.

     The Board unanimously recommends a vote FOR each of the director-nominees.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
     We operate under written Corporate Governance Guidelines, which are available through the “Investors” section of our Website (www.nve.com).

Hedging Prohibitions
     No director or named executive officer (or such person’s designees) is permitted to hedge against declines in the market value of our securities. This prohibition includes securities granted as compensation or otherwise held.

Board Leadership Structure and Role in Risk Oversight
     Our Board currently consists of five directors, including our independent Chairman of the Board, Mr. Glarner, and our CEO, Dr. Baker. We have had separate Chairman and CEO roles since 2001, when Dr. Baker became CEO and Mr. Glarner was elected chairman. We currently believe that separating these roles enhances the accountability of the CEO to the board and strengthens the board’s independence from management. According to our bylaws, the CEO’s responsibilities include general active management and presiding at meetings of the Board and of the shareholders. Our bylaws do not specify the Chairman’s duties, but our practice has been for the Chairman to provide Board oversight, approve board meeting schedules and agendas, preside over independent director meetings, and serve as liaison between the CEO and independent directors.

     Our Board oversees management in identifying, prioritizing, and assessing a range of financial, operational, and business risks, and formulating plans to mitigate risks. Our Board considers risks when considering plans and discussing management reports, and our Audit Committee considers risks including those related to our internal controls over financial reporting and risks related to our investments. The Audit Committee meets with our independent registered public accounting firm without the CEO, CFO, or other company management present at least quarterly. We currently believe that our relatively small Board with primarily independent directors and an independent Chairman supports our Board’s oversight of risk management, and that such a board can communicate better, be more involved, and act more quickly than a larger board.

Board Independence
     The Board has determined that each of our directors and director candidates, except Dr. Baker, are independent as defined under NASDAQ Listing Rule 5605(a)(2) and applicable SEC rules. In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

CEO Succession Planning
     At least annually, the Board reviews a succession plan addressing the policies and principles for selecting a successor to the CEO, either in an emergency situation or in the ordinary course of business. The succession plan includes an assessment of the experience, performance, skills, and planned career paths for possible successors to the CEO.

Meeting Attendance and Executive Sessions of Independent Directors
     The Board met six times in fiscal 2016 (fiscal years referred to in this document end March 31), and each director attended at least 75% of the meetings of the Board and of the committees on which they serve. As a matter of policy, the independent directors meet without the CEO or other company management present at every regular board meeting.

Board Committees
     The Board has three standing committees: the Audit, Compensation, and Nominating/Corporate Governance committees, each of which is comprised solely of independent directors. Each committee is governed by a written charter, all of which are available through the “Investors” section of our Website (www.nve.com). The committees review and assess the adequacy of their charters annually.

Audit Committee
     The Audit Committee currently consists of three independent directors: Ms. Hollister, Mr. Glarner, and Mr. Maharaj. Our Board has determined that Ms. Hollister, Mr. Glarner, and Mr. Maharaj meet the criteria of “audit committee financial experts” as that term is defined under Regulation S-K Item 407, and that they are financially sophisticated under NASDAQ Listing Rule 5605(c)(2)(A). The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board and our shareholders. The Report of the Audit Committee, including a description of the functions of the Committee, is included in this Proxy Statement. The Audit Committee charter is available on our website at http://www.nve.com/GovernanceLinks/auditcharter.htm.

Compensation Committee
     The Compensation Committee currently consists of Mr. Glarner, Ms. Hollister, and Mr. Kramp, and met twice in fiscal 2016. Our Board has determined that each member or proposed member of the Compensation Committee are “independent” as defined under NASDAQ Listing Rule 5605(d)(2)(A). The Compensation Committee charter prohibits members from accepting directly or indirectly any consulting, advisory or other compensatory fee from the Company. Compensatory fees do not include fees received as a member of the Board or any board committee. The Compensation Committee reviews and sets compensation guidelines for executive officers and other senior management, and the composition and levels of participation in incentive compensation and fringe benefits for all employees. The Compensation Committee also oversees administration of our 2000 Stock Option Plan, as amended. The Compensation Committee charter is available on our website at http://www.nve.com/GovernanceLinks/compcharter.htm.

Compensation Committee Interlocks
     No member or proposed member of the Compensation Committee is or has been an officer of NVE. We have no compensation committee interlocks—that is, none of our officers serves as a director or a compensation committee member of a company that has an officer or former officer serving on our Board or Compensation Committee.

Nominating/Corporate Governance Committee
     The Nominating/Corporate Governance Committee currently consists of all our independent directors: Mr. Glarner, Ms. Hollister, Mr. Kramp, and Mr. Maharaj. The Nominating/Corporate Governance Committee met four times in fiscal 2016. The Committee’s functions include selection of candidates for our Board, select members of various committees, and address corporate governance matters. The Nominating/Corporate Governance Committee charter is available on our website at http://www.nve.com/GovernanceLinks/ngccharter.htm.

     Our process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Nominating/Corporate Governance Committee and CEO. Candidates can be forwarded to the Committee by members of our Board or our CEO. The Nominating/Corporate Governance Committee recommends to the Board the slate of directors to serve as management’s nominees for election by the shareholders at the Annual Meeting. The Committee will also consider candidates recommended by shareholders. To date we have not engaged any third party to assist in identifying or evaluating potential nominees.

Audit Committee Report
     In connection with the financial statements for the fiscal year ended March 31, 2016, the Audit Committee has reviewed and discussed the audited financial statements and the effectiveness of internal control over financial reporting with management and Grant Thornton. Grant Thornton represented that its presentations to the Audit Committee included the matters required to be discussed with the independent registered public accounting firm by applicable Public Company Accounting Oversight Board (PCAOB) rules regarding “Communication with Audit Committees.” Grant Thornton also provided the Audit Committee the letter and written disclosures required by Auditing Standard No. 16, Communications with Audit Committees, and the Audit Committee discussed with Grant Thornton the firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2016 filed with the SEC. The Board approved this inclusion.

AUDIT COMMITTEE MEMBERS
Patricia M. Hollister	Terrence W. Glarner	Gary R. Maharaj

Director Qualifications
     In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Company’s Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Board would consider favorably industry experience, expertise in business or financial matters, and prior experience serving on the management or boards of publicly traded companies. In evaluating any candidate for director nominee, the Board will also evaluate the contribution of the proposed nominee toward compliance with NASDAQ Stock Market corporate governance requirements concerning board composition.

The Role of Diversity in Choosing Board Candidates
     Our goal is to identify the best-qualified director nominees and neither our Board or our Nominating/Corporate Governance Committee have policies requiring the consideration of diversity in identifying nominees. All of our directors and director nominees have extensive experience as either directors or senior managers of publicly traded companies. We believe that our directors’ experience, independence, diversity in educational backgrounds, and diversity in industry experience contribute to diversity of thought and to an effective Board. Our Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates.

Shareholder Nominees
     Shareholder proposals for nominations to the Board should be submitted to the Nominating/Corporate Governance Committee at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. To be considered by the Board for nomination at the next succeeding annual meeting, nominations must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice of the preceding year’s annual meeting. Shareholders’ proposals must provide the following information for each nominee: (i) the name, age, business address, and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the number of shares of our stock owned by the person; (iv) the written and acknowledged statement of the person that such person is willing to serve as a director; and (v) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if the candidate had been nominated by or on behalf of the Board.

     Candidates recommended by shareholders will be considered under the same standards as candidates that are identified by the Nominating/Corporate Governance Committee. No shareholders submitted director nomination proposals in connection with this year’s Annual Meeting.

Shareholder Communications With the Board and Director Attendance at Annual Meetings
     Shareholders and others who wish to communicate with our Board as a whole or any individual director, may write to them at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. The Secretary will forward any such written communication to the Board, or if indicated, to a specified individual member of the Board, unless the written communication is (i) a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication or a communication not related to the responsibilities or duties of the Board, in which case the Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication; or (ii) a request for information about the company, a stock-related matter or any other matter that does not appear to require direct attention by the Board or any individual director, in which case the Secretary will attempt to handle the inquiry or request directly. All such communications will be kept confidential to the extent possible.

     We do not have a formal policy regarding attendance by members of the Board at our annual meetings of shareholders, but we encourage our directors to attend. All of our directors and director nominees attended our 2015 Annual Meeting.

Code of Ethics
     We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors, including our principal executive officer, principal financial officer, and principal accounting officer. A copy of our Code of Business Conduct and Ethics is available from the “Investors” section of our Website (www.nve.com).

     We intend to post on our Website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and other employees performing similar functions within four business days following the date of such amendment or waiver.

Director Compensation
     Our non-employee directors receive cash compensation of $2,000 per quarter, plus an additional $250 per quarter for the Chairman of the Board of Directors and an additional $125 per quarter for the Audit Committee Chair. Directors forfeit unpaid portions of cash compensation upon termination, retirement, disability, or death. In addition to the cash compensation, on each reelection to the Board each non-employee director is automatically granted an immediately vested nonqualified option to purchase 1,000 shares.

     The following table summarizes non-employee director compensation in the fiscal year ended March 31, 2016:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)*	All Other Compensation ($)	Total ($)
Terrence W. Glarner	9,000	-	5,290	-	14,290
Patricia M. Hollister	8,500	-	5,290	-	13,790
Richard W. Kramp	8,000	-	5,290	-	13,290
Gary R. Maharaj	8,000	-	5,290	-	13,290

*	Grant date fair value of option awards are determined using the Black-Scholes standard option pricing model with the assumptions discussed in Note 6 to the Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2016. As of March 31, 2016, the named directors held options, all of which were exercisable, to purchase the following numbers of shares: Mr. Glarner, 7,000; Ms. Hollister, 10,000; Mr. Kramp, 2,000; and Mr. Maharaj, 2,000.

     Fees earned or paid in cash for the fiscal year ended March 31, 2016 consisted solely of quarterly retainers, the Chairman’s fee, and the Audit Committee Chair’s fee. We do not provide perquisites to our non-employee Directors.

PROPOSAL 2. ADVISORY RESOLUTION REGARDING NAMED EXECUTIVE OFFICER COMPENSATION

     At the 2011 Annual Meeting of Shareholders, our shareholders voted in favor of an advisory vote regarding the compensation of our Named Executive Officers (“NEOs”) every year. Following that advisory vote, our Board resolved to hold annual say-on-pay votes, and beginning with the 2012 Annual Meeting of Shareholders, shareholders have had the opportunity approve or not approve the compensation of our NEOs. In accordance with current SEC rules, shareholders will have the opportunity to vote every six calendar years on the frequency of advisory votes on the compensation of our NEOs.

      Shareholders may vote for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

     The Board unanimously recommends a vote FOR approval of named executive officer compensation as disclosed in this Proxy Statement.

     Because the vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Compensation Committee will take the vote into account in future NEO compensation decisions.

EXECUTIVE OFFICERS OF THE COMPANY

     We have two executive officers, Daniel A. Baker and Curt A. Reynders. Dr. Baker is our principal executive officer and Mr. Reynders is our principal financial officer. They are our only named executive officers. Biographical information about Dr. Baker can be found under “Proposal 1. Election of Board of Directors.”

     Curt A. Reynders, age 53, has been NVE’s Treasurer and Chief Financial Officer since 2006. From 2001 until his promotion to CFO, Mr. Reynders was our controller. Before joining NVE he served in various accounting, auditing, and accounting management positions with public accounting and industry firms. Mr. Reynders earned a B.S. in Accounting and Economics from Morningside College.

COMPENSATION OVERVIEW

     The following table summarizes some of our current NEO compensation “best practices”:
What We Do	What We Don’t Do

Compensation is aligned with performance.
NEO performance compensation is linked to net income and growth.

Our NEOs have significant exposure to our stock price.
Although they are not required to do so, both NEOs retain a substantial portion of the shares from the exercise of the options they have been granted.	We don’t overpay.
Our Compensation Committee believes it would be difficult to achieve performance that would result in CEO compensation comparable to public companies with comparable revenues or market capitalization.

 We don’t unduly dilute our shareholders.
We have a low stock option burn rate and overhang, and our NEOs have not been granted stock options in the past three years.

We don’t have executive perks.
Our NEOs have not received any significant benefits or perquisites other than those offered to all employees. Our NEOs receive no pension benefits, nonqualified deferred compensation, or other post-employment potential payments.

We don’t provide “golden parachutes.”
Like all our employees, our NEOs are employees at will, and don’t have change of control or severance agreements.

     The principal components of compensation for our NEOs are salary and performance-based compensation based on the Company’s income from operations. The Compensation Committee believes that such performance-based compensation incentivizes our profitable growth.

Pay for Performance
     The chart below shows NEO compensation history and the total shareholder return on our Common Stock. Total shareholder return assumes $100 was invested on March 31, 2011 in our Common Stock with reinvestment of dividends. Although our NEOs’ total compensation is not directly based on the performance of our Common Stock, it is dependent on financial performance metrics that we expect to drive shareholder value.

     CEO Dr. Baker’s compensation for the most recent fiscal year consisted primarily of base salary of $284,013 and incentive plan compensation of $40,869. CFO Mr. Reynders’ total compensation consisted of base salary of $170,408 and incentive compensation of $16,348. Compensation for both NEOs decreased significantly in fiscal 2016 compared to fiscal 2015 because the company’s income income from operations decreased. Both NEOs’ total compensation increased in fiscal 2015 compared to fiscal 2014 because the company’s income increased.

     The Compensation Committee believes it would be difficult to achieve performance that would result in CEO compensation comparable to public companies with comparable revenues or market capitalization. No stock options have been granted to either NEO in the past three fiscal years.

     All of our employees, including our NEOs, are employees at will, and we have the right to terminate employees at any time, with or without cause. We have not entered into change of control or severance agreements with either NEO.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives
     Our overall philosophy is that compensation levels should be adequate to retain highly qualified personnel but not be unreasonable or excessive. In determining annual compensation for senior managers, we consider the manager’s position, performance, productivity, recent compensation history, experience, and education. We also take into account whether an employee has options or accumulated wealth from options. The Compensation Committee took into consideration our shareholder say-on-pay vote at our 2015 Annual Meeting and will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our NEOs.

     We consider the full range of pay components, including, but not limited to, the desired mix of equity, salary, and performance-based compensation. Performance-based compensation should support goals of profitable growth and improving long-term shareholder value. We consider whether any risks might be created by our compensation polices and practices. At our 2015 Annual Meeting, our shareholders voted for approval of our named executive officer compensation. Although the vote was not binding on the Board, the Compensation Committee took the vote into account in NEO compensation decisions. Our significant compensation and practices and trends are summarized as follows.

Performance-Based Compensation
     Certain of our senior managers sometimes have the opportunity to receive performance-based cash compensation. The Compensation Committee does not set compensation targets, but believes that performance-based compensation is appropriate for those managers if it incentivizes profitable growth, supports our ultimate objective of improving shareholder value, and does not create high pay opportunities relative to comparable companies. The Compensation Committee establishes performance-based compensation criteria at the start of the fiscal year, and has discretion to increase such compensation. The Compensation Committee also has discretion to award bonuses not tied to specific criteria. No such bonuses have been paid to an NEO in the past three fiscal years.

Low Burn Rate and Overhang
     Beginning in fiscal 2006, when accounting pronouncements required us to recognize expenses associated with the issuance of options, we have reduced our use of stock options to compensate our NEOs and other employees. No stock options were granted to our NEOs in the past three fiscal years. For fiscal 2016, our “burn rate” was 0.08%, and our three-year average burn rate from fiscal 2014 through fiscal 2016 was also 0.08%. This was entirely due to options granted to our directors on their election or reelection to our Board. We define burn rate as the number of equity awards granted in the year divided by the undiluted weighted average number of common shares outstanding during the year. This measures the potential dilutive effect of annual equity grants.

     We define “overhang” as equity awards (options and warrants) outstanding but not exercised, divided by total common shares outstanding. Our overhang as of March 31, 2016 was 0.4%. Including equity awards available to be granted but not granted, our overhang was 3.5%, but since 2006 we have used only a small portion of authorized option shares.

     We believe our burn rate and overhang are low in relation to companies in our industry and reflect a judicious use of equity for compensation.

“No Perks” Policy
     Our senior managers have not received any significant benefits that are not offered to all employees. We offer fringe benefits to all employees, including paid vacations, holidays, 401(k) retirement plans, tuition reimbursement, health insurance, Health Savings Accounts, life insurance, dental insurance, and long-term disability insurance. We believe these benefits help attract and retain employees throughout the Company. The cost of these fringe benefits for our NEOs are provided as “All Other Compensation” in the Summary Compensation Table.

No Change in Control Severance Agreements
     We have not entered into change of control severance agreements with the NEOs or any other employees.

Fiscal 2016 Compensation Decisions
Named Executive Officers’ Salary
     NEOs and other employees receive base salaries to compensate them for services rendered during the fiscal year. Salary levels are typically considered annually as part of our performance review process as well as with promotions or other changes in responsibility. Any changes in our NEOs’ base salaries are typically effective at the April 1 start of the fiscal year.

     For fiscal 2016, Dr. Baker’s base salary was $284,013 and Mr. Reynders’ salary was $170,408. Dr. Baker’s base salary increased 2.3% to $290,545 for fiscal 2016, and Mr. Reynders’ salary also increased 2.3%, to $174,327. The Committee believed these NEO salary increases were approximately average percentage increases for the industry and the Company.

     Our Compensation Committee does not rely on benchmarks or peer company compensation data for setting compensation policies or making specific compensation awards. However, based on experience of the Compensation Committee members, the Committee believes the salaries paid both Dr. Baker and Mr. Reynders are lower than comparable positions at public companies with comparable revenues or market capitalization, and that reliance on equity and performance-based compensation provides motivation to facilitate profitable growth and ultimately increase shareholder value. We also review compensation trend information such as salary and wage data from the U.S. Bureau of Labor Statistics.

CEO Performance-Based Compensation
     The Compensation Committee does not set compensation targets, but believes that the performance criteria set a high standard, and that it would be difficult to achieve performance that would result in CEO compensation comparable to public companies with comparable revenues or market capitalization. For fiscal 2016, performance-based incentive compensation was 14% of Dr. Baker’s salary, compared to 76% of salary in fiscal 2015. Dr. Baker’s performance-based compensation was based on performance criteria set by the Compensation Committee at the beginning of the fiscal year, specifically 0.25% of income from operations in fiscal 2016 plus 3% of the increase in income from operations in fiscal 2016 compared to fiscal 2015. Dr. Baker’s performance-based compensation had a threshold positive operating income, meaning no incentive would be paid without income from operations.

CFO Performance-Based Compensation
     Mr. Reynders’ performance-based compensation for fiscal 2016 was based on 0.1% of income from operations in fiscal 2016 plus 0.6% of the increase in income from operations in fiscal 2016 compared to fiscal 2015. Mr. Reynders’ performance-based compensation had a threshold positive operating income, meaning no incentive would be paid without income from operations. The performance-based compensation criteria were set at the beginning of the fiscal year by the Compensation Committee. The Committee believes that Mr. Reynders’ performance criteria set a high standard of performance, and that it would be difficult to achieve performance that would result in CFO compensation comparable to public companies with comparable revenues or market capitalization.

The Role of Named Executive Officers in Compensation Decisions
     The Compensation Committee makes all compensation decisions for the CEO and his staff, including the CFO. The Compensation Committee is also responsible for any equity awards to any employee. The CEO annually reviews the performance of each member of his staff. The conclusions reached and recommendations based on these reviews, including salary adjustments and performance-based compensation, if any, are presented to the Compensation Committee. The Compensation Committee has discretion to change any of the CEO’s recommendations. The CEO is not present during voting or deliberations regarding his own compensation.

Tax Implications of Option Awards
Tax Implications of Incentive Stock Option Compensation
     Options we award to employees are generally incentive stock options as defined under federal income tax laws. For alternative minimum tax purposes incentive stock options are treated as nonstatutory stock options. Employees realize no taxable income and we are not entitled to a deduction at the time an incentive stock option is granted. If certain statutory employment and holding period conditions are satisfied before the employee disposes of shares acquired from the exercise, no taxable income results from the exercise and we are not entitled to any deduction. If the statutory holding periods are met, any gain or loss realized by the employee is treated as a capital gain or loss and we are not entitled to a deduction.

     Except in the event of death, if shares acquired by an employee on the exercise of an incentive stock option are disposed of by the employee before the expiration of the statutory holding periods (a “disqualifying disposition”), the employee is considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We are entitled to a deduction at the same time and for the same amount as the employee’s deemed realized ordinary income. Any gain or loss in excess of the amount treated as compensation is treated as a capital gain or loss. If the employee pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares are not met, the payment shares are considered a disqualifying disposition.

Tax Implications of Nonstatutory Stock Option Compensation
     Options awarded to non-employee directors are generally nonstatutory stock options. The director realizes no taxable income, and we are not entitled to a deduction at the time a nonstatutory stock option is granted. At the time shares are transferred to the director on exercise of a nonstatutory stock option, the director realizes ordinary income, and we are entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option price. On disposition of the shares, any additional gain or loss realized by the director is taxed as a capital gain or loss.

EXECUTIVE COMPENSATION

Summary Compensation Table
     The following table summarizes the compensation paid to our NEOs in the past three fiscal years:

Name and Principal Position	Fiscal Year Ended March 31	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity Incentive Plan Compensation($)(1)	All Other Compensation ($)(2)	Total ($)
Daniel A. Baker	2016	284,013	-	-	40,869	12,504	337,386
President and CEO	2015	278,444	-	-	210,320	12,354	501,118
	2014	273,333	-	-	41,443	12,204	326,980

Curt A. Reynders	2016	170,408	-	-	16,348	10,157	196,913
Chief Financial Officer	2015	167,067	-	-	52,922	11,154	231,143
	2014	164,000	-	-	16,577	*	180,577

*Less than $10,000
(1)	Paid based on performance achieved during the fiscal year under plans approved by our Compensation Committee at the beginning of the fiscal years and described in “Compensation Discussion and Analysis.”

(2)	Includes contributions made to 401(k) savings plans and Health Savings Accounts on behalf of the NEOs, and life and long-term disability insurance premiums paid on behalf of the NEOs. The NEOs participate in these benefit programs under the same terms as all other employees.

Grants of Plan-Based Awards
     There were no non-stock grants of incentive plan awards, stock-based incentive plan awards, or awards of options, restricted stock or similar instruments to either of our NEOs, Dr. Baker and Mr. Reynders, in the past fiscal year.

Outstanding Equity Awards at Fiscal Year End
     Neither of our NEOs has had any form of equity award other than options, and neither had any equity-based awards outstanding as of March 31, 2016.

Option Exercises and Stock Vested
     The following table provides information on stock option exercises during fiscal 2016. There was no additional vesting of any of our NEOs’ options during the fiscal year, and our NEOs held no options as of the end of the fiscal year.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Daniel A. Baker	-	-
Curt A. Reynders	8,228	876,744

Employment Agreements
     We have an employment agreement with Dr. Baker that set his initial salary and contains non-competition, confidentiality, and assignment of invention provisions benefiting the Company. The agreement may be terminated by either Dr. Baker or us on thirty days written notice. In addition, we may terminate Dr. Baker’s employment for cause or upon his death or incapacity. We have an agreement with Mr. Reynders relating to non-competition, confidentiality, and assignment of invention provisions benefiting the Company.

Post-Employment Compensation
     Our NEOs receive no pension benefits, nonqualified deferred compensation, or other post-employment potential payments. Dr. Baker and Mr. Reynders are eligible to participate in our 401(k) retirement plan under the same terms as other employees.

Setting Named Executive Officers’ Compensation
     We have no pre-established policy or target for the allocation between salary and performance-based compensation. The Compensation Committee does not use a comparison with a specific compensation peer group because we do not believe there are public companies of comparable size devoted substantially to all of the same markets in which we compete.

     The Compensation Committee Committee charter provides that the Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Committee has not employed such advisers because it does not believe it is a necessary use of company resources, and we believe members of our Compensation Committee, by virtue of experience in compensation management and service on other boards, have reasonable knowledge of compensation practices.

Compensation Clawbacks
     Under Section 304 of the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our CEO and CFO in what are commonly called “clawbacks.” We also plan to implement a clawback policy in accordance with Section 954 of the Dodd-Frank Act after the SEC or the NASDAQ issues guidance related to such policies.

Fiscal 2016 Named Executive Officer Compensation
     For the fiscal year ended March 31, 2016, the principal components of compensation for NEOs were salary and performance-based compensation.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

     Based on a review by our management and our Compensation Committee, we have determined that we have no employee compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on the company. Both NEOs hold significant company stock or stock options. Such meaningful ownership in company provides incentives to avoid excessive risks. Other risk-mitigating factors include operational oversight by management and compensation committee, frequent business reviews, and an appropriately balanced pay mix between fixed and variable pay.

COMPENSATION COMMITTEE REPORT

     We have reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE MEMBERS
Terrence W. Glarner	Patricia M. Hollister	Richard W. Kramp

PROPOSAL 3.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Our Audit Committee has selected Grant Thornton LLP as our independent registered public accounting firm to audit our financial statements for fiscal 2017 and recommends that shareholders ratify the selection.

     Grant Thornton audited our financial statements from fiscal 2014 through fiscal 2016. At our 2015 Annual Meeting, shareholders ratified the selection of Grant Thornton. Shareholder ratification of our independent registered public accounting firm is not required by our Articles of Incorporation, but our Board is submitting the selection for ratification as a matter of good corporate practice. We expect representatives of Grant Thornton to be at our 2016 Annual Meeting and they will have the opportunity to make a statement if they wish. We also expect them to be available to respond to appropriate questions. If our shareholders fail to ratify the selection Grant Thornton, our Audit Committee will reconsider its engagement. Even if the selection is ratified, the Committee in its discretion may direct the selection of different independent auditors at any time during the year if it determines that such a change would be in our company’s and shareholders’ best interests.

     The Board unanimously recommends a vote FOR the ratification of the selection of Grant Thornton LLP.

AUDIT COMMITTEE DISCLOSURE

Fees Billed to Us by Our Independent Registered Public Accounting Firm During Fiscal 2016 and 2015
Audit Fees
     We incurred total fees from Grant Thornton of $103,400 relating to the audit of the March 31, 2016 financial statements, review of the financial statements included in fiscal 2016 quarterly reports on Form 10-Q, and other matters directly relating to the fiscal 2016 audit. Fees were $102,325 relating to the audit of the March 31, 2015 financial statements.

Tax, Audit-Related, and All Other Fees
      Fees billed to us by to Grant Thornton relating to tax return preparation and other tax compliance matters were $11,094 in fiscal 2016 and $10,660 in fiscal 2015. We did not incur any fees for audit-related services in fiscal 2016 or 2015, and no other fees for services were billed to us by Grant Thornton during fiscal 2016 or 2015.

Audit Committee Independence and Preapproval Policy
     To ensure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining its independence, the Audit Committee has a policy that requires the Committee to review and approve all services to be provided by our accounting firm before the firm is engaged to provide those services. The Committee determined that tax return preparation and other tax compliance services is compatible with maintaining our accounting firm’s independence. If it becomes necessary to engage the independent auditor for additional services not contemplated in the original preapproval, the Company will obtain the specific preapproval of the Committee before engaging the auditor. The preapproval policy requires the Audit Committee to be informed of each service performed by the auditor, and the policy does not include any delegation of the Committee’s responsibilities to management. The Audit Committee may delegate preapproval authority to one or more of its members. The member with such delegated authority will report any preapprovals to the entire Committee at its next scheduled meeting. The Audit Committee approved all fees paid to our accounting firms described in the sections above.

ANNUAL REPORT

     A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. The Annual Report was filed with the SEC on May 4, 2016. No portion of the Annual Report is incorporated into this proxy statement or is to be considered proxy-soliciting material. On written request we will provide a copy of our Annual Report on Form 10-K without charge to anyone receiving a copy of this proxy statement. Such written requests should be addressed to Curt A. Reynders, our Secretary, at the address on the cover page of this Proxy Statement.

By Order of the Board of Directors
Curt A. Reynders
Chief Financial Officer and Secretary June 20, 2016

Map to NVE Corporation
2016 Annual Meeting
August 4, 2016, 3:30 p.m.

N
62
62
212
494
494
494
39
39
Exit 12
Valley View Rd./39
(from south-
bound 494)
Exit to
(from westbound 212)
to downtown
Minneapolis via
62 and I-35W
Valley View Rd.
Flying
Cloud Dr.
to Prairie Ctr. Dr.
to Chaska
Exit 11A
Prarie Center Dr.
(from westbound 494)
to Airport
Tech. Dr.
Water
Tower
Eden Rd.
Leona Rd.
W. 78th St.
EP Shopping Ctr.
Prairie
Ctr. Dr.
Spring Hill Suites
11552 Leona Rd.
Eden Prairie, MN
952-944-7700

The Board of Directors recommends a vote FOR each of the Director nominees, and FOR Proposals 2 and 3:
1.	Elect five directors.
	01	Terrence W. Glarner	03	Patricia M. Hollister	05	Gary R. Maharaj
	02	Daniel A. Baker	04	Richard W. Kramp
	[ ]	Vote FOR all nominees (except as marked)	[ ]	Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any nominee, strike a line through the name(s).
2.	Advisory approval of named executive officer compensation.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(please sign on the other side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned, a holder of common stock of NVE Corporation (the “Company”), hereby appoints Curt A. Reynders and Daniel A. Baker, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders of the Company to be held on August 4, 2016 and any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 4, 2016: 1) The Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, 2) Shareholder Letter, and 3) Annual Report on Form 10-K for the year ended March 31, 2016 are available at www.nve.com/AnnualReports.

Date   _________________________________

Signature   _________________________________

Signature   _________________________________

Please sign exactly as name appears on the label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK (ON THE OTHER SIDE), SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.